UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2014

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2014, the Board of Directors (the “Board”) of CoreLogic, Inc., a Delaware corporation (the “Company”), approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). In addition to purely ministerial or minor conforming changes, these amendments included the following changes:

Stockholder Meetings Generally. Various sections of Article II of the Bylaws were amended to clarify that the Board has authority to postpone, reschedule or cancel a previously scheduled meeting of stockholders and that stockholders’ meetings may be held by remote communication. In addition, Article II now sets forth the requirements for waiving notice of a special meeting and conforms the vote standard applicable to stockholder action at a meeting of stockholders consistent with the Delaware General Corporation Law. In addition, Section 2.4 of the Bylaws was amended to clarify the responsibility and authority of the chairman of any annual or special meeting of stockholders to conduct such meeting, including the authority to adjourn a meeting of stockholders.

Special Meetings of Stockholders. Section 2.2 of the Bylaws was amended to set forth the notice and procedural requirements a stockholder must satisfy in order to call a special meeting of stockholders and to establish the process for the revocation of a stockholder’s request for a special meeting.

Stockholder Action by Written Consent. The information requirements for stockholder notices requesting that the Board fix a record date for stockholders to take action by written consent have been expanded and clarified in Section 7.7 of the Bylaws. In addition, Section 2.11 of the Bylaws has been updated to set forth the process for appointing an independent inspector of elections to determine the validity of written consents and any related revocations and to clarify the authority of the Board to reject improper requests to take stockholder action by written consent.

Advance Notice of Director Nominations and Stockholder Proposals. Section 2.10 of the Bylaws was amended to update the information and disclosure requirements for advance notice of director nominations and other business, including to add a requirement for the completion and execution of a questionnaire and a representation and agreement by each proposed director nominee. A new provision was also added to Section 2.10 to specify the deadline for additional director nominations if the number of directors to be elected to the Board is increased effective after the deadline for advance notice of director nominations.

Meetings of the Board. Various sections in Article III of the Bylaws were amended to clarify matters related to meetings of the Board and the committees of the Board, including to clarify that no specified number of meetings need be held by the Board, that a quorum must be present throughout a meeting of the Board for the transaction of business, that the Secretary has the authority to call a meeting of the Board and that committees of the Board may take action without a meeting.

Chairman of the Board. Various sections in Article III and Article V of the Bylaws were amended to clarify that the Chairman of the Board is not required to be an officer of the Company.

Indemnification. Various sections in Article VI were amended to remove the reference to an appendix establishing specific procedures for indemnification claims to be made and to specify and clarify certain indemnification rights of directors and officers.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1    Amended and Restated Bylaws of CoreLogic, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	March 4, 2014	By:	/s/ Anand K. Nallathambi
		Name:	Anand K. Nallathambi
		Title:	President and Chief Executive Officer

Exhibit index

Exhibit Number	Description

3.1	Amended and Restated Bylaws of CoreLogic, Inc.